                                                                    Exhibit 10.4


                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of November 30,1998, by and among TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "COMPANY"), FARALLON CAPITAL PARTNERS, L.P. ("FCP"), FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P. ("FCIP"), FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P. ("FCIP II") and RR CAPITAL PARTNERS, L.P. ("RR", and together with FCP, FCIP and FCIP II, the "FARALLON INVESTORS", and individually, a "FARALLON INVESTOR") and ROSEWOOD CAPITAL, L.P. (the "ROSEWOOD INVESTOR", and together with the Farallon Investors, the "INVESTORS", and individually, an "INVESTOR"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 1.

                  WHEREAS, the Company and the Investors desire to entire into an agreement pursuant to which each Investor will purchase from the Company, and the Company will sell to each such Investor (i) the number of shares of the Company's Senior Preferred Stock, par value $1.00 per share, corresponding to such Investor on SCHEDULE A attached hereto (the "PREFERRED STOCK") and (ii) a number of stock purchase warrants (the "WARRANTS") exercisable for 89,538.10 shares of the Company's Class A Common Stock, par value $.001 per share (the "CLASS A COMMON"), as adjusted pursuant to the terms of such Warrants, corresponding to such Investor on SCHEDULE A attached hereto.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

                  1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "ACCREDITED INVESTOR" has the meaning ascribed to such term in Regulation D of the Securities Act, as amended.

                  "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "AMENDED REGISTRATION RIGHTS AGREEMENT" means the First Amendment to Registration Rights Agreement, dated as of November 13, 1998, by and among the Company and certain shareholders of the Company, as the same may be amended, restated or modified from time to time.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity or a government entity (or any department, agency or political subdivision thereof.)

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of December 10, 1996, by and among the Company and certain other parties thereto, as the same may be amended, restated or modified from time to time.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHAREHOLDERS AGREEMENT" means the Amended and Restated Shareholders Agreement, dated as of November 13, 1998, by and among the Company, the Investors and certain shareholders of the Company, as the same may be amended, restated or modified from time to time.

                  "UNDERLYING STOCK" means (i) the Class A Common issued or issuable upon exercise of the Warrants, and (ii) with respect to such shares of Class A Common, all shares issued with respect to, or as a result of, a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization with respect to such Class A Shares.

                  "WARRANT AGREEMENT" means the Warrant Agreement, dated as of the date hereof, by and among the Investors and the Company (as the same may be amended, restated or modified from time to time).

                  2. AUTHORIZATION AND CLOSING.

                  1. AUTHORIZATION. The Company shall authorize the issuance and/or sale to the Investors of 25,000 shares of Preferred Stock and 89,538.10 Warrants, in the amounts set forth for each Investor on Schedule A. The Preferred Stock shall have the terms and conditions set forth in EXHIBIT A attached hereto. The Warrants shall be in the form of EXHIBIT B attached hereto.

                  2. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing, each of the Investors, severally, and not jointly and severally, agrees to purchase from the Company, and the Company agrees to sell to such Investor, that number of (i) shares of Preferred Stock and (ii) Warrants, in each case, set forth opposite such Investor's name on Schedule A, for the aggregate purchase price set forth opposite such Investor's name on SCHEDULE A (the "PURCHASE PRICE").

                  3. CLOSING. The closing of the purchase and sale of the Preferred Stock and the issuance of the Warrants to the Investors, as the case may be, (the "CLOSING") shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York, 10022 on the date hereof or at such other place or such other time or date as the Company may designate. At the Closing, the Company shall deliver to the Investors certificates evidencing the Preferred Stock and Warrants, each registered in the name of the applicable Investor or its nominee, upon payment of the Purchase Price, by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

                  3. RESTRICTIONS ON TRANSFER.

                  1. SHAREHOLDERS AGREEMENT. Each Investor hereby acknowledges and understands that such Investor is a party to the Shareholders Agreement which governs and restricts the Investor's ability to transfer any Common Stock (including the Underlying Stock when issued) and other matters relating to the Investor as a shareholder of the Company.

                  2. LEGEND. The certificates representing the Preferred Stock and the Underlying Stock (upon the issuance of such Underlying Stock) will bear the legend set forth in Section 7 of the Shareholders Agreement.

                  4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Investors to enter into this Agreement and purchase the Common Stock, the Company hereby represents and warrants to the Investors as follows:

                  1. ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of New York.

                  2. AUTHORIZATION. It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  3. NO CONFLICT. The execution, delivery and performance by it of this Agreement, the performance by it of the transactions contemplated thereby and the fulfillment by it of and compliance by it with the terms and conditions hereof does not and will not, violate or conflict with any terms or provisions of (i) its articles of incorporation, bylaws or other organizational documents, (ii) any contract, deed, lease or other agreement to which it is a party or to which any of its assets are subject or (iii) any judgment, decree, order, statute, rule or regulation applicable to it or any of its assets, except for such violations which could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to it is required in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby other than any of the foregoing, the failure of which to receive or make, as the case may be, could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby.

                  4. CAPITALIZATION. The Warrants and Preferred Stock acquired hereunder and the capitalization of the Company as set forth on SCHEDULE B attached hereto (which is, as of the date hereof, true and correct as to all outstanding equity securities of the Company outstanding on a fully diluted basis) have been validly authorized, issued and are fully paid and nonassessable.

                  5. TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other material assessments due. The provision for taxes of the Company shown on the Company's financial statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("CODE"), to be treated as an S corporation, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse affect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its material properties or material assets. The Company has never had a corporate, income or payroll tax deficiency or audit and the Company has made all withholdings for all income tax of its employees.

                  6. LEASES. The Company has not received written notice that the Company is in default under any leases under which the Company is a lessee (the "LEASES"), except as set forth on EXHIBIT C attached hereto and, to the Company's best knowledge, there is no event which, with the giving of notice or the passage of time, or both, will constitute a default by the Company under any other material terms, covenants or conditions of any Lease. There is no litigation pending against the Company by the Landlord under any Lease seeking to terminate or otherwise disturb the Company's peaceful possession of the premises demised under such Lease to the extent possession of the premises so demised has been delivered to, and accepted by the Company pursuant to the terms of the applicable Lease. Assuming the due authorization, execution and delivery of any Leases to which the Company is a party by parties other than the Company, such leases constitute legal, valid and binding obligations of such respective parties thereto, in accordance with the material terms, covenants and conditions of the respective Leases, as such terms, covenants and conditions may be interpreted pursuant to applicable law and equitable principles.

                  7. LITIGATION. There are no actions, suits, proceedings or investigations ("ACTIONS") pending (or, to the best of the Company's knowledge, any basis therefor or threat thereof) against the Company, which, either in any case or in the aggregate, might have a material adverse affect on the business, operations, properties or condition (financial or otherwise) of the Company, which might result in any material impairment of the right or ability of the Company to carry on its business as now conducted or proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith. There is no Action by the Company currently pending or which the Company currently intends to initiate. All existing Actions against the Company are set forth on EXHIBIT D attached hereto.

                  8. PERMITS AND LICENSES. The Company has obtained or is in the process of obtaining all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it (the "Permits"), the lack of any would materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default in any material respect under any of such existing Permits.

                  9. INSURANCE. The Company has insurance policies in amounts customary for companies similarly situated, which, in the Company's belief, is adequate to protect the Company and its financial condition against the risks involved in the business conducted and proposed to be conducted by the Company.

                  5. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. As a material inducement to the Company to enter into this Agreement and sell the Preferred Stock and issue the Warrants to the Investors, each Investor, severally and not jointly, hereby represents and warrants to the Company as follows with respect to itself only:

                  1. CAPACITY AND POWER. The Investor has full capacity, power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  2. NO CONFLICT. The execution, delivery and performance by the Investor of this Agreement and the transactions contemplated hereby and the fulfillment by it of and compliance by it with the terms and conditions of this Agreement do not and will not, violate or conflict with any terms or provisions of (i) any contract, deed, lease or other agreement to which it is a party or to which any of its assets are subject or (ii) any judgment, decree, order, statute, rule or regulation applicable to, it or any of its assets, except for such violations which could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to it is required in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby other than any of the foregoing, the failure of which to receive or make, as the case may be, could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby.

                  3. INVESTMENT. The Investor (a) understands that the Preferred Stock and the Warrants have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Preferred Stock and the Warrants solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Preferred Stock and the Warrants, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Preferred Stock and the Warrants, and (f) is an Accredited Investor.

                  6. CLOSING FEES. As a material inducement to the Investors to enter into this agreement and purchase the Preferred Stock and receive the Warrants, the Company agrees to pay to the Investors on the Closing Date (i) reasonable attorneys' fees and out-of-pocket expenses of legal counsel to the Investors, and (ii) a closing fee of $41,666.00 in the aggregate.

                  7. CONDITIONS TO CLOSING. The obligations of each of the Investors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by the Investors to the extent permitted by applicable law:

                  (a) CLOSING DELIVERIES. The Company shall have delivered to each of the Investors the following closing documents in form and substance reasonably acceptable to its counsel:

                           (i) a certificate of the Secretary of the Company,
dated the Closing Date, as to the incumbency of any officer of the Company, executing this Agreement or any document related thereto and covering such other matters as the Investors may reasonably request;

                           (ii) certified copies of the resolutions of the
Company's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereunder;

                           (iii) a good standing certificate with respect to the
Company, together with certified charter documents of the Company from the Secretary of State of the Company's jurisdiction of incorporation, together with certified copies of the bylaws of the Company;

                           (iv) certificates evidencing the Preferred Stock and
the Warrants;

                           (v) executed copies of (A) this Agreement, (B) the
Warrant Agreement, dated as of the date hereof, by and among the Company and each of the Investors, (C) executed certificates evidencing the Warrants, (D) the Amended Registration Rights Agreement, and (E) the Shareholders Agreement; and;

                           (vi) an opinion of Kirkland & Ellis, counsel to
the Company, dated as of the date hereof, in form and substance reasonably acceptable to counsel for the Investors.

                  8. MISCELLANEOUS.

                  1. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  2. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Amended Registration Rights Agreement, and the Warrant Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  3. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other. Notwithstanding anything herein to the contrary, each of the Investors may, in the ordinary course of its business and in accordance with applicable law, at any time assign to an Affiliate of such Person or to one or more banks or other financial institutions or entities which are not then in direct competition with the Company, all or any part of its rights and obligations under this Agreement; PROVIDED, that each of the Investors may make any such assignment only if it is required to do so pursuant to its limited partnership agreement or in connection with any dissolution of such Person pursuant to its limited partnership agreement.

                  4. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  5. REMEDIES. The Company acknowledges that the Preferred Stock and Warrants are unique and recognizes and affirms that in the event of a breach of this Agreement by the Company or any of the Investors, money damages may be inadequate and the Investor, or the Company, as the case may be, may have no adequate remedy at law. Accordingly, the Company and each of the Investors agrees that such Investor or the Company, as the case may be, shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the Company or such Investor (as the case may be) hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

                  6. NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of the provision of this Agreement will be in writing and will be deemed given when delivered personally, mailed by certified or registered mail, return receipt requested, postage prepaid, or sent via nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

         If to the Company, to:

                           Town Sports International, Inc.
                           888 Seventh Avenue, 25th Floor
                           New York, New York 10106
                           Attention:  Alex Alimanestianu
                           Facsimile No.:  (212) 246-8422

                           with copies (which shall not constitute notice to the Company) to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022-4675
                           Attention:  Kirk A. Radke, Esq.
                           Facsimile No.:  (212) 446-4900

                           AND

                           Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York 10022
                           Attention:  Stephen Edwards
                           Facsimile No.:  (212) 521-3799

         If to the Farallon Investors, to:

                           Farallon Capital Management, LLC
                           One Maritime Plaza
                           Suite 1325
                           San Francisco, California  94111
                           Attention:  Jason Fish and Mark Wehrly
                           Facsimile No.:  (415) 421-2133

                           with a copy (which shall not constitute notice to the Farallon Investors), to:

                           Richards Spears Kibbe & Orbe
                           One Chase Manhattan Plaza
                           57th Floor
                           New York, New York  10005
                           Attention:  William Q. Orbe
                           Facsimile No.:  (212) 530-1801

         To the Rosewood Investor:

                           Rosewood Capital Partners, L.P.
                           One Maritime Plaza
                           Suite 1330
                           San Francisco, California  94111
                           Attention:  Kyle A. Anderson
                           Facsimile No.:  (415) 362-1192

                           with a copy (which shall not constitute notice to Rosewood), to:

                           Preston Gates & Ellis, LLP
                           One Maritime Plaza
                           Suite 2400
                           San Francisco, California  94111
                           Attention:  Lawrence B. Low, Esq.
                           Facsimile No.:  (415) 788-8819


or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

                  7. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  8. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9. TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                  10. WAIVER OF JURY TRIAL. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

                  11. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the date first above written.


                         TOWN SPORTS INTERNATIONAL, INC.


                         By:      /s/ Richard Pyle
                         Name: Richard Pyle
                         Title: CFO


                         FARALLON CAPITAL PARTNERS, L.P.

                         By:      Farallon Partners, L.L.C.
                         Its:     General Partner


                         By:      /s/ Jason Fish
                         Name: Jason Fish
                         Title: Principal


                         FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

                         By:      Farallon Partners, L.L.C.
                         Its:     General Partner


                         By:      /s/ Jason Fish
                         Name: Jason Fish
                         Title: Principal


                         FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

                         By:      Farallon Partners, L.L.C.
                         Its:     General Partner


                         By:      /s/ Jason Fish
                         Name: Jason Fish
                         Title: Principal

                         RR CAPITAL PARTNERS, L.P.

                         By:      Farallon Partners, L.L.C.
                         Its:     General Partner


                         By:      /s/ Jason Fish
                         Name: Jason Fish
                         Title: Principal

                         ROSEWOOD CAPITAL, L.P.

                         By:      Rosewood Capital Associates, L.P.
                         Its:     General Partner


                         By:      /s/ Kyle A. Anderson
                         Name:  Kyle A. Anderson
                         Title:  Principal

                                   SCHEDULE A



                       INVESTOR                         PREFERRED STOCK         WARRANTS          PURCHASE PRICE
                       --------                         ---------------         --------          --------------
   Farallon Capital Partners, L.P.                           7,000              25,070.67             $7,000,000.00

   Farallon Capital Institutional Partners, L.P.             8,000              28,652.19             $8,000,000.00

   Farallon Capital Institutional Partners II, L.P.          4,000              14,326.10             $4,000,000.00

   RR Capital Partners, L.P.                                 1,000               3,581.52             $1,000,000.00

   Rosewood Capital, L.P.                                    5,000              17,907.62             $5,000,000.00
                                                         ---------            -----------            --------------
   Total:                                                   25,000              89,538.10            $25,000,000.00


                                   SCHEDULE B

                         [CAPITALIZATION OF THE COMPANY]

                                    EXHIBIT A

                             [PREFERRED STOCK TERMS]

                                    EXHIBIT B

                                [FORM OF WARRANT]

                                    EXHIBIT C


With respect to the lease, dated as of July 15, 1998, by and between Capital Plaza Associates, LLC, as landlord, and TSI Weymouth, Inc., as tenant, concerning premises in the Capitol Plaza, 551-553 Washington Street, Weymouth, Massachusetts, the landlord has claimed (but is not currently seeking enforcement), and the Company grievously opposes, a breach of said lease as a result of the nonpayment of certain additional rent (currently totaling approximately $9,000). The Company has suspended payment of said additional rent and claims that the lease term has not commenced as a result of a Declaration of State of Water Supply Emergency issued August 20, 1998 by the Commonwealth of Massachusetts Department of Environment Protection, which declaration has prevented the tenant from obtaining building and other permits, and being able to take occupancy of the premises.

                                    EXHIBIT D


RICHARD NOBLE ET AL. VS. TOWN SPORTS INTERNATIONAL, INC.

Plaintiffs allege breach of contract, unfair trade practices, unfair trade competition, unjust enrichment, and a violation of their right to privacy, all arising out of the Company's alleged unauthorized use of photographs taken by the plaintiff-photographer of plaintiff-models in promotional advertising. The plaintiffs seek an unspecified amount of damages, including the Company's profits attributable to the photographs, exemplary damages, and attorney's fees.

The suit was originally filed in federal court on a claim of copyright infringement on June 10, 1996. It was dismissed in February 1998 because plaintiff had not registered copyrights to the photographs. It was refiled in New York State Supreme Court on April 15, 1998. During the pendency of the federal suit, the Company made an offer of judgment of $15,000, which offer was rejected. No discovery has been conducted and, as a result, any assessment of the outcome is preliminary. Based on the Company's preliminary assessment of the case, however, a material adverse result appears remote.

The Company plans to contest this matter vigorously. No specific damage figure is requested in the complaint. Some measure of damage is provided by the fact that the photographs at issue were licensed to the Company for $4,000 for one year from 1991-92. Plaintiffs seek compensation damages based in, INTER ALIA, profits derived from photographs.

LAURA ABUNDEZ, FRANCISCA ALOCER, FELIPE AGUILAR VS. TOWN SPORTS
INTERNATIONAL, INC.

In these suits, plaintiffs filed complaints on February 3, 1994 with the State of New York Division of Human Rights, charging discrimination of the basis of national origin by dismissing or reducing work hours. In addition, complaints were filed with the Equal Employment Opportunity Commission.

On January 5, 1995, the New York State Division of Human Rights found that there was probable cause to believe that the respondent had, or was at the time of the finding, engaged in the unlawful discriminatory practice complained of, and recommended the matters for public hearing. No hearing has yet been scheduled.

The Company plans to contest these matters vigorously. Due to the variability of the law on back pay and compensatory damage awards, and the absence of any discovery to date, an estimate of the amount or range of potential loss in the event of a finding of liability cannot be made at this time. A material adverse result, however, appears remote, based upon the Company's assessment.